UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2015

THE MICHAELS COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36501 (Commission File Number)	37-1737959 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas   75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                  Termination of a Material Definitive Agreement

On May 6, 2015 (the “Redemption Date”), Michaels FinCo Holdings, LLC and Michaels FinCo, Inc. (together, the “Issuers”), each a wholly-owned subsidiary of The Michaels Companies, Inc. (the “Company”), completed the redemption of the outstanding $180,850,000 in principal amount of the Issuers’ 7.50%/8.25% Senior PIK Toggle Notes due 2018 (the “Holdco Notes”), which were issued pursuant to the Indenture, dated as of July 29, 2013, by and among the Issuers and Law Debenture Trust Company of New York, as trustee. The Holdco Notes were redeemed at a redemption price equal to 102.000% of the principal amount of such Holdco Notes. In addition, the Issuers paid accrued and unpaid interest on the Holdco Notes to, but excluding, the Redemption Date.  As a result, the Issuer’s obligations under the indenture governing the Holdco Notes have been discharged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

	By:	/s/ Charles M. Sonsteby
Charles M. Sonsteby
Chief Administrative Officer and Chief Financial Officer

Date: May 6, 2015